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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): FEBRUARY 1, 2007

                              --------------------

                            CENTERPOINT ENERGY, INC.
             (Exact name of registrant as specified in its charter)


            TEXAS                        1-31447                74-0694415
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                     Identification No.)


                  1111 LOUISIANA
                  HOUSTON, TEXAS                           77002
     (Address of principal executive offices)            (Zip Code)


       Registrant's telephone number, including area code: (713) 207-1111


                              --------------------


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

         In December 2006, CenterPoint Energy, Inc. (the "Company") called for redemption all of its outstanding 2.875% Convertible Senior Notes due 2024 (the "Notes") at a redemption price of $1,000 in cash plus accrued and unpaid interest, including contingent interest, to the redemption date of January 22, 2007, for each $1,000 aggregate principal amount of the Notes. As of the date of the call for redemption, $255 million aggregate principal amount of the Notes was outstanding.

         Upon the call for redemption, each $1,000 aggregate principal amount of the Notes became convertible at the option of the holders into $1,000 in cash and a number of shares of the Company's common stock to be determined based on the trading price of the common stock over a five-trading-day period following the submission of the Notes for conversion. Substantially all of the Notes were submitted for conversion on or prior to January 22, 2007. The remaining $20,000 aggregate principal amount of Notes was redeemed.

         As of February 5, 2007, the Company has satisfied its conversion obligations with respect to all Notes surrendered for conversion by delivering to holders (i) total cash in an amount equal to approximately $254.98 million and (ii) a total of 5,616,952 shares of the Company's common stock Set forth below is a chart that shows all conversions of the Notes:

       Settlement Date                   Principal Amount                   Number of Shares
        of Conversion                   of Notes Converted               of Common Stock Issued*
        -------------                   ------------------               -----------------------
      January 30, 2006                      $63,321,000                         1,347,485
      January 31, 2006                      $38,470,000                           838,821
      February 1, 2007                      $48,719,000                         1,081,238
      February 2, 2007                      $75,256,000                         1,693,115
      February 5, 2007                      $29,214,000                           656,293
                                           ------------                         ---------
         TOTAL:                            $254,980,000                         5,616,952

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*  The number of shares issued in respect of any principal amount of Notes converted is in addition to payment by the Company of cash in an amount equal to the principal amount of such Notes and cash in lieu of fractional shares.

         The shares of the Company's common stock were issued solely to former holders of the Notes upon conversion of the Notes pursuant to the exemption from registration provided under Section 3(a)(9) of the Securities Act of 1933, as amended. This exemption is available to the Company because the shares of the Company's common stock were exchanged by the Company with its existing security holders exclusively where no commission or other remunerations was paid or given directly or indirectly for soliciting such an exchange.

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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 CENTERPOINT ENERGY, INC.


Date:  February 7, 2007                          By:  /s/ James S. Brian
                                                    ----------------------------
                                                      James S. Brian
                                                      Senior Vice President and
                                                      Chief Accounting Officer